MUTUAL FUND


                                CUSTODY AGREEMENT

                             Dated February 1, 1993

                                     Between

                           UNITED MISSOURI BANK, n.a.

                                       and

                       COLONIAL TRUST IV, on behalf of its
                         COLONIAL SHORT TERM TAX EXEMPT
                         FUND and COLONIAL INTERMEDIATE
                                 TAX EXEMPT FUND



                                       and



                       COLONIAL TRUST V, on behalf of its
                        COLONIAL FLORIDA TAX EXEMPT FUND

                                Table of Contents



SECTION                                                                 PAGE
1.    Appointment of Custodian                                            1


2.    Definitions                                                         1
      (a)  Securities                                                     1
      (b) Assets                                                          1
      (c)  Instructions and Special Instructions                          1



3.    Delivery of Corporate Documents                                     2



4.    Powers and Duties of Custodian and Domestic Subcustodian            3
      (a)  Safekeeping                                                    3
      (b)  Manner of Holding Securities                                   3
      (c)  Free Delivery of Assets                                        5
      (d)  Exchange of Securities                                         5
      (e)  Purchases of Assets                                            5
      (f)  Sales of Assets                                                6
      (g)  Options                                                        6
      (h)  Futures Contracts                                              7
      (i)  Segregated Accounts                                            8
      (j)  Depositary                                                     8
      (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.               8
      (1)  Interest Bearing Deposits                                      9
      (m)  Foreign Exchange Transactions Other than as Principal          9
      (n)  Pledges or Loans of Securities                                10
      (o)  Stock Dividends, Rights, Etc.                                 10
      (p)  Routine Dealings                                              10
      (q)  Overdrafts                                                    10
      (r)  Collections                                                   11
      (s)  Dividends, Distributions and Redemptions                      12
      (t)  Proceeds from Shares Sold                                     12
      (u)  Proxies and Notices; Compliance with the Shareholders
           Communication Act of 1985                                     12
      (v)  Books and Records                                             12
      (w)  Opinion of Fund's Independent Certified Public
           Accountants                                                   13
      (x)   Reports by Independent Certified Public Accountants          13
      (y)   Bills and Others Disbursements                               13

5.    Subcustodians                                                      13
      (a)  Domestic Subcustodians                                        13
      (b)  Foreign Subcustodians                                         14
      (c)  Interim Subcustodians                                         15
      (d)  Special Subcustodians                                         15
      (e)  Supervision of Subcustodians                                  15
      (g)  Certification Regarding Foreign Subcustodians                 16

6.    Standard of Care                                                   16
      (a) General Standard of Care                                       16
      (b)  Actions Prohibited by Applicable Law, Events Beyond
            Custodian's Control, War, Sovereign Risk, Etc.               16
      (c)   Mitigation by Custodian                                      17
      (d)   Liability for Past Records                                   17
      (e)   Advice of Counsel                                            17
      (f)   Advice of the Fund and Others                                17
      (g)   Instructions Appearing to be Genuine                         17
      (h)   Exceptions from Liability                                    18

7.    Liability of the Custodian for Actions of Others                   18
      (a) Domestic Subcustodians                                         18
      (b) Liability for Acts and Omissions of Foreign
          Subcustodians                                                  18
      (c) Interim Subcustodians,  Special Subcustodians,
          Securities Systems, Securities Depositories and
          Clearing Agencies                                              18
      (d) Defaults or Insolvencies of Brokers, Banks, Etc.               19
      (e) Reimbursement of Expenses                                      19



8.    Indemnification                                                    19
      (a)  Indemnification by Fund                                       19
      (b)  Indemnification by Custodian                                  19



  9.    Compensation                                                     20

  10.   Termination and Assignment                                       20

  11.   Notices                                                          20

  12.   Miscellaneous                                                    20





                                CUSTODY AGREEMENT



    This agreement made as of this lst day of February, 1993, between United Missouri Bank, N.A., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian"), and each of the Massachusetts business trusts on behalf of each of the mutual funds listed on the cover page hereof, together with such additional mutual funds as shall be made a party to this Agreement by the execution of a separate signature page hereto, each of which said trusts and mutual funds are located in Boston, Massachusetts. This document evidences a separate Agreement between the Custodian and each such trust on behalf of each such mutual fund (hereinafter "Fund").



    WITNESSETH:

    WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by each such Fund, which Assets are to be held in such accounts as each such Fund may establish from time to time; and



     WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.



    NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:



     1. APPOINTMENT OF CUSTODIAN.
     ----------------------------

    Each Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.



    2. DEFINITIONS.
    ---------------

      For purposes of this Agreement, the following terms shall have the meanings so indicated:



        (a) "Security" or "Securities" shall mean stocks, bonds, bills, rights, scrip, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as securities and other instruments or obligations.



      (b) "Assets" shall mean Securities and monies held by the Custodian for the benefit of a Fund.



      (c)(1) "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund by any two Authorized Persons; (ii) a telephonic or other oral communication from an Authorized Person; or (iii) a communication effected directly between an electromechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund. Instructions in the form of oral communications shall be confirmed by two Authorized Persons on behalf of the appropriate Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance -upon such oral Instructions prior to the Custodian's receipt of such confirmation, provided that the Custodian reasonably believed such oral Instructions to have been given by an Authorized Person. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral Instructions communicated to the Custodian.



        (2) "Special Instructions", as used herein, shall mean Instructions that have been signed by one Authorized Person, and that have been countersigned or confirmed in writing by the Treasurer of the appropriate Fund or any other person designated by the Treasurer of such Fund in writing as having authority to countersign or confirm Special Instructions.



        (3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund.



      (4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.



    3. DELIVERY OF CORPORATE DOCUMENTS.
    -----------------------------------

    Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.



    Each  Fund has  delivered  or will  deliver  to the  Custodian,  copies of a
Resolution of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, and a certificate of the Treasurer, the Secretary or any Assistant Secretary of Colonial Management Associates, Inc. ("Colonial") designating certain officers or employees of each such Fund or of Colonial who will have continuing authority to certify to the
Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each such Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each such Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund or of Colonial to withdraw any of the Assets of such Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.



    4. POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.
    ------------------------------------------------------------

    Except for Assets held by any Subcustodian appointed pursuant to Sections 5(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this
Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).



         (a) Safekeeping.
         ----------------

      The Custodian will keep safely the Assets of each Fund which are delivered to it from time to time.



         (b) Manner of Holding Securities.
         ---------------------------------

         (1) The Custodian  shall at all times hold Securities of a Fund either:
(i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.
         (2)The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of a Fund or its nominee, or in the name of the Custodian or its nominee. Upon the receipt of Instructions to such effect, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of such Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein. The Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund in connection with Securities which, pursuant to Instructions, are held in the name of such Fund or its nominee unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian.
         (3)The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of: (a) The Depository Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart 0 of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or
(iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic securities owned by a Fund in any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository. Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:



     (i)The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.



      (ii)The Custodian shall deposit and/or maintain the Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.



        (iii)The books and records of the Custodian shall at all times identify those Securities belonging to a Fund which are maintained in a Securities System.



        (iv) The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and
         (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer Securities sold for the account of a Fund only upon
         (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund. Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall identify the Fund, and shall be maintained for such Fund by the Custodian. The Custodian shall deliver to each Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of such Fund. Such transaction reports shall be delivered to such Fund or any agent designated by such Fund pursuant to Instructions, by computer or in such other manner as such Fund and Custodian may agree.



       (v)  The  Custodian  shall,  if  requested by a Fund  pursuant to
        Instructions, provide  such  Fund  with  reports   obtained  by  the
        Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.



        (vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of such Fund maintained with such Securities System.



         (c) Free Delivery of Assets.
         ----------------------------

        Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with a Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.



         (d) Exchange of Securities.
         ---------------------------

        Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for a Fund for other securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.



        Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or call.



         (e)   Purchases of Assets.
         --------------------------

         (1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into such Account; and (ii) in the case of Interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction.



        (2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund as provided in Instructions.



         (f)   Sales of Assets.

      (1) Securities Sold. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.



        (2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund as provided in Instructions.



         (g)Options.

        (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.



        (2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and such Fund's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a
Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. Such Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.



         (h) Futures Contracts.
         ----------------------

      Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits intended to secure such Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by such Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. Such Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.



         (i) Segregated Accounts.
         ------------------------

        Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained
(i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) for the purpose of compliance by such Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph.



         (j) Depositary Receipts.
         ------------------------

    Upon receipt of Instructions, the Custodian, on behalf of a Fund, shall surrender or cause to be surrendered Securities to the depositary used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.



    Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.



      (k) Corporate Actions, Put Bonds Called Bonds, Etc.
      ---------------------------------------------------



    Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian.



    Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing.



         (1) Interest Bearing Deposits.
         ------------------------------

    Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking
Institutions"), and in such amounts as such Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as such Fund may determine and direct pursuant to Instructions. The responsibilities of the Custodian to a Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and
(b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.



         (m)  Foreign Exchange Transactions Other than as Principal.
         -----------------------------------------------------------

          (1) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions. Such Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that such Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. Notwithstanding the foregoing, the Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, and the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transaction. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which any such Fund deals or, so long as the Custodian acts in accordance with Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.



          (2) Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

          (n) Pledges or Loans of Securities.

         (1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to United Missouri Bank, N.A.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.



          (2) Upon receipt of Instructions, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, pursuant to such Instructions, deliver such Securities prior to the receipt of collateral, if any, for such borrowing; provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall retain on such Fund's behalf the right to and shall collect any dividends, interest or distribution on such loaned Securities. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.



         (o) Stock Dividends, Rights, Etc.
         ---------------------------------

        The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.



         (p) Routine Dealings.
         ---------------------

        The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from a Fund. The
Custodian may also make payments to itself or others from the Assets for reasonable and customary disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the appropriate Fund.



         (q) Overdrafts.
         ---------------

Each Fund acknowledges that due to the timing of purchases and sales of securities and the receipt and disbursement of funds, there may, from time to time, exist overdrafts in its cash position with the Custodian. Each Fund hereby grants to United Missouri Bank, N.A. a right of set-off in any deposits and security positions which may be held by the Custodian hereunder (except for Assets held in segregated sub-accounts established under the provisions of paragraph (i) of this Section 4) to cover such overdrafts as may exist from time to time; provided, however, that such right of set-off shall be limited to thirty-three percent (33%) of each such Fund's total assets (or such lesser amount as is permitted by each such Fund's investment policies and restrictions in effect from time to time). Each Fund agrees to provide no less than thirty
(30) days advance written notification to the Custodian of any change in its investment policies and restrictions that creates a reduction in the percentage of each such Fund's total assets that may be pledged or subject to a right of set-off.



         (r) Collections.
         ----------------

          The Custodian shall exercise reasonable care and diligence to (a) collect amounts due and payable to each such Fund with respect to portfolio securities and other Assets; (b) promptly credit to the account of each such Fund all income and other payments relating to portfolio securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and each such Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio securities and other Assets, or in connection with the transfer of such securities or other Assets; provided, however, that with respect to portfolio securities registered in so-called street name, or physical securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to each such Fund. The Custodian shall promptly notify a Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing if any amount payable with respect to portfolio securities or other Assets of such Fund is not received by the Custodian when due. In the event the Custodian has not exercised reasonable care and diligence, it shall advance to the appropriate Fund any amounts with respect to which reasonable care and diligence was not exercised.



        With  respect to the  collection  of amounts  due and payable on foreign securities and of foreign tax reclaims, reasonable care and diligence shall include: the pursuit of past due items or the filing of tax reclaim documentation within five (5) business days of the day on which the payment became due or the day on which the payment giving rise to the tax reclaim was made, as the case may be; maintaining detailed records of actions taken in connection with such collections and/reclaims; setting an expected receipt date based on collection experience and country practice; inquiring as to status at least weekly; and individual supervisory review of items more than fifteen (15) business days past the expected receipt date.



         The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other Assets that are in default.


          (s) Dividends, Distributions and Redemptions.
          ---------------------------------------------

        To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the "Shares"), the Custodian shall promptly release cash or securities. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by such Fund in such Instructions. In the case of securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by such Fund in such Special Instructions.



         (t) Proceeds from Shares Sold.
         ------------------------------

        The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by each Fund, and shall promptly credit such funds to the account of the appropriate Fund. The Custodian shall promptly notify the appropriate Fund of Custodian's receipt of cash in payment for Shares issued by such Fund by facsimile transmission or in such other manner as the Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) make available to a Fund all federal funds received by the Custodian in payment for Shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a Fund as of specified times agreed upon from time to time by such Fund and such Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of such Fund.



     (u)  Proxies and Notices:  Compliance with the Shareholders Communication
     --------------------------------------------------------------------------
          Act of 1985
          -----------



         The Custodian shall deliver or cause to be delivered to the appropriate Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by such Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.



        The Custodian will not release the identity of a Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless such Fund directs the Custodian otherwise in writing.



         (v) Books and Records.
         ----------------------

        The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-l under the Investment Company Act of 1940 ("the 1940 Act") and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of each such Fund during normal business hours of the Custodian.



The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian.



         (w) Opinion of Fund's Independent Certified Public Accountants.
         ---------------------------------------------------------------

        The Custodian shall take all reasonable action as each Fund may request to obtain from year to year favorable opinions from each such Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.



         (x) Reports by Independent Certified Public Accountants.
         --------------------------------------------------------

        At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.



         (y) Bills and Other Disbursements.
         ----------------------------------

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.



    5. SUBCUSTODIANS.
    -----------------

        From time to time, in accordance with the relevant provisions of this Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as each are hereinafter defined) to act on behalf of a Fund. A Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to act on behalf of a Fund. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians".



         (a) Domestic Subcustodians.
         ---------------------------

        The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of a Fund as a subcustodian for purposes of holding Assets of such Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided, that the Custodian shall notify such Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least sixty (60) days prior to the desired appointment of such Domestic Subcustodian, and provided further that such Fund will notify the Custodian in writing of approval or disapproval of the appointment of the proposed Domestic Subcustodian; and that the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of such Fund. Each such duly approved Domestic Subcustodian shall be listed on Appendix "A" attached hereto, as it may be amended, from time to time.



         (b) Foreign Subcustodians.
         --------------------------

    The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of a Fund as a subcustodian or sub-subcustodian for purposes of holding Assets of such Fund and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a "Foreign Subcustodian" in the context of either a subcustodian or a sub-subcustodian); provided, that, prior to the appointment or approval of any Foreign Subcustodian the Custodian shall, or shall cause the Domestic Subcustodian to, notify such Fund, in writing, of the identity and qualifications of the proposed Foreign Subcustodian and make a copy of the proposed subcustodian agreement available to such Fund at least sixty (60) days prior to the desired appointment; and provided further that the Custodian shall have obtained written confirmation from such Fund of the approval of the Board of Directors or other governing body of such Fund (which approval may be withheld in the sole discretion of such Board of Directors or other governing body or entity) with respect to (i) the identity and qualifications of any proposed Foreign Subcustodian, and (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if any, through which, any proposed Foreign Subcustodian is authorized to hold Securities and other Assets of such Fund, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund shall be listed on Appendix "A" attached hereto, as it may be amended, from time to time. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by the appropriate Fund.


The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects a Fund's rights under such agreement, except upon prior written approval of such Fund pursuant to Special Instructions.



         (c) Interim Subcustodians.
         --------------------------

        Notwithstanding the foregoing, in the event that a Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify such Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from such Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian") designated in such Special Instructions to hold such Security or other Asset.



         (d) Special Subcustodians.
         --------------------------

        Upon receipt of Special Instructions, the Custodian shall, on behalf of a Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, (iii) providing depository and clearing agency services with respect to dollar denominated securities, and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix "All attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by such Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.



         (e) Supervision of Subcustodians.
         ---------------------------------

The  Custodian   shall  (i)  cause  each  Domestic   Subcustodian   and  Foreign
Subcustodian to, and (ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement under which such Subcustodian serves.



      (f) Termination of a Subcustodian.
      ----------------------------------


The Custodian shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to a Fund, in accordance with the termination provisions under the applicable subcustodian agreement.



         (g) Certification Regarding Foreign Subcustodians.
         --------------------------------------------------

    Upon request of a Fund, the Custodian shall deliver to such Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities Depositories and Clearing Agents through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of such Fund; and (iii) such other information as may be requested by such Fund to ensure compliance with rules and regulations under the 1940 Act.



    6. STANDARD OF CARE.
    --------------------

         (a) General Standard of Care.
         -----------------------------

        The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to a Fund for all losses, damages and reasonable costs and expenses (including but not limited to reasonable attorneys fees) suffered or incurred by such Fund resulting from the failure of the Custodian to exercise such reasonable care and diligence; provided, however, in no event shall the Custodian be liable for consequential damages.



      (b) Actions Prohibited by Applicable Law, Events Beyond Custodian's
      -------------------------------------------------------------------
Control, Sovereign Risk, Etc.
-----------------------------


        In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any event beyond the control of Custodian or other Person such as war, riots, strikes, lockouts, labor disputes, equipment or transmission failures (other than failures caused by Custodian's failure to use reasonable care and diligence) or natural disasters; or (iii) any "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's Assets; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other Person's control.


         (c) Mitigation by Custodian.
         ----------------------------

        Upon the occurrence of any event which causes or may cause any loss, damage or expense to a Fund, (i) the Custodian shall, (ii) the Custodian shall cause any applicable Domestic Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Foreign Subcustodian, Special Subcustodian or Interim Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to such Fund.



         (d) Liability for Past Records.
         -------------------------------

        Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.



         (e) Advice of Counsel.
         ----------------------

        The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel on all matters. The Custodian and all Domestic Subcustodians shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the appropriate Fund, or (ii) at the expense of the Custodian or any Domestic Subcustodian, such other counsel as such Fund and the Custodian or any Domestic Subcustodian may agree upon.



         (f) Advice of the Fund and Others.
         ----------------------------------

        The Custodian and any Domestic Subcustodian may rely upon the advice of a Fund and upon statements of the Fund's accountants and other persons reasonably believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions reasonably taken, in good faith, upon such statements.



         (g) Instructions Appearing to be Genuine.
         -----------------------------------------

        The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall) unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from a Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.

          (h) Exceptions from Liability.
          ------------------------------

        Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:



     (i) the validity of the issue of any Securities purchased by or for a Fund, the legality of the purchase thereof or evidence of ownership required to be received by such Fund, or the propriety of the decision to purchase or amount paid therefor;



      (ii) the legality of the sale of any securities by or for a Fund, or the propriety of the amount for which the same were sold; or



      (iii) any other expenditures, encumbrances of securities, borrowings or similar actions with respect to a Fund's Assets;



and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of a Fund's Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of such Fund, or such Fund's currently effective Registration Statement on file with the Securities and Exchange Commission.



    7.   LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.
    ------------------------------------------------------

         (a) Domestic Subcustodians and Securities Systems.
         --------------------------------------------------

        The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian or Securities System to the same extent as if such actions or omissions were performed by the Custodian itself.



            (b)   Liability for Acts and Omissions of Foreign Subcustodians.
            ----------------------------------------------------------------

      The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement as determined in accordance with the law which is adjudicated to govern such agreements and in accordance with any determination of any court as to the duties of said Foreign Subcustodian pursuant to said agreement.



      (c) Interim Subcustodians, Special Subcustodians, Securities
      ------------------------------------------------------------
Depositories and Claring Agencies.
----------------------------------


The Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the actions or omissions of an Interim Subcustodian, Special Subcustodians, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian.



         (d) Defaults or Insolvencies of Brokers, Banks, Etc.
         ----------------------------------------------------

        The Custodian shall not be responsible for any loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) in the absence of its own negligence, willful misconduct or bad faith.



         (e) Reimbursement of Expenses.
         ------------------------------

        Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under paragraph (c) of Section 6; provided however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.



    8.   INDEMNIFICATION.
    ---------------------

         (a) Indemnification by Fund.
         ----------------------------

        Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant Subcustodian Agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof. In addition, each Fund agrees to indemnify any Person against liability incurred by reason of taxes assessed to such Person resulting from the fact that securities and other property of the indemnifying Fund are registered in the name of such Person in accordance with the provisions of this Agreement; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.



         (b) Indemnification bv Custodian.
         ---------------------------------

        Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless each Fund and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by each such Fund or its nominee caused by or arising from the negligence, misfeasance or misconduct of the Custodian or its nominee.


    9. COMPENSATION.
    ----------------

Each Fund will pay to the Custodian such compensation as is agreed to in writing by the Custodian and each such Fund from time to time.



        The Custodian agrees to calculate earnings credits and/or overdraft charges on a daily basis and to provide each Fund such calculations for approval by each such Fund prior to applying same against the monthly billing statements.



    10. TERMINATION AND ASSIGNMENT.
    -------------------------------

    Any Fund or the Custodian may terminate this Agreement as to any such Fund by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date -upon which such termination shall take effect. Upon termination of this Agreement, the appropriate Fund shall pay to the Custodian such fees and other amounts as may be due the Custodian hereunder. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the appropriate Fund or as otherwise designated by such Fund. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.



    This Agreement may not be assigned by the Custodian or any such Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.



    11. NOTICES.
    ------------

    As to each Fund, notices, requests, instructions and other writings delivered c/o Colonial Management Associates, Inc., One Financial Center, Boston, Massachusetts 02111, Attention: Fund Accounting, with a copy to the same address, Attention: Legal Department, postage prepaid, or to such other address as any such Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to each such Fund.



    Notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928 Grand Avenue, Kansas City, Missouri, or mailed postage prepaid, to the Custodian's Securities Administration Department, Post Office Box 226, Kansas City, Missouri 64141, or to such other addresses as the Custodian may have designated to each such Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(e) hereof.



    12. MISCELLANEOUS.
    ------------------

          (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

         (b)All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.


        (c) As to each Fund, no provisions of this Agreement may be amended or modified, in any manner except in writing, properly executed by both the Custodian and the Fund; provided, however, Appendix "A" may be amended from time to time as Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.



        (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.



      (e) This Agreement shall be effective as of the date of execution hereof.

        (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



        (g) The following terms are defined terms within the meaning of this Agreement, and the definitions thereof are found in the following sections of the Agreement:



Term                               Section
-----


Account                                   4(b)(3)(H)
ADRIS                                     4(j)
Assets                                    2
Authorized Person                         3
Banking Institution                       4(1)
Domestic Subcustodian                     5(a)
Foreign Subcustodian                      5(b)
Instruction                               2
Interim Subcustodian                      5(c)
Interest Bearing Deposit                  4(1)
OCC                                       4(g)(2)
Person                                    6(b)
Procedural Agreement                      4(h)
SEC                                       4(b)(3)
Securities                                2
Securities Depositories and               5(b)
Clearing Agencies
Securities System                         4(b)(3)
Shares                                    4(s)
Sovereign Risk                            6(b)
Special Instruction                       2
Special Subcustodian                      5(c)
Subcustodian                              5
1940 Act                                  4(v)




        (h) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.



        (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between any Fund and the Custodian.



        (j) Copies of the documents establishing each Fund are filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officers of each Fund not as individuals and is not binding upon any of the Trustees, officers or shareholders of any Fund individually, but only upon the assets of each respective Fund.



IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their duly respective authorized officers.



ATTEST:                                      UNITED MISSOURI BANK, N.A.


MARY. E. MALLOW                                 BY:illeg.
                                                Title: Sr. Vice President

ATTEST:

ILLEG. COLONIAL TRUST IV, on behalf of its COLONIAL SHORT TERM TAX EXEMPT FUND and COLONIAL
                                                INTERMEDIATE TAX EXEMPT FUND


                                                MICHAEL H. KOONCE
                                                Title: Assistant Secretary

ATTEST                                          COLONIAL TRUST V,on behalf of
                                                its COLONIAL FLORIDA TAX
                                                EXEMPT FUND
ILLEG.                                          BY MICHAEL H. KOONCE
                                                Title: Assistant Secretary


                                   APPENDIX A



DOMESTIC SUBCUSTODIANS:
        United Missouri Trust Company of New York
        Brown Brothers Harriman & Company (Foreign Securities Only)


SECURITIES SYSTEMS:

        Federal Book Entry

        Depository Trust Company

        Participant's Trust Company



SPECIAL SUBCUSTODIANS:



FOREIGN SUBCUSTODIANS:



SECURITIES DEPOSITORIES AND CLEARING AGENCIES:



By: MARY E. MALLOW                              United Missouri Bank, N.A.
ASSISTANT SECRETARY                             By:ILLEG.

ADDENDUM TO CUSTODY AGREEMENT DATED FEBRUARY 1, 1993 BETWEEN UNITED MISSOURI BANK, N.A., CUSTODIAN, AND COLONIAL TRUST IV, ON BEHALF OF ITS COLONIAL SHORT TERM TAX EXEMPT FUND AND COLONIAL INTERMEDIATE TAX EXEMPT FUND, AND COLONIAL TRUST V. ON BEHALF OF ITS COLONIAL FLORIDA TAX EXEMPT FUND
----------------------------------------------------------



    WHEREAS, the foregoing Massachusetts business trusts on behalf of each of the mutual funds listed above executed as of February 1, 1993 a Custody Agreement with United Missouri Bank, N.A. ("Custodian"); and



    WHEREAS, the Custody Agreement executed by said parties and by the undersigned constitutes a separate Agreement between the Custodian and each such trust on behalf of each such mutual fund ("Fund"); and



    WHEREAS, the original parties to the Custody Agreement have agreed that additional Funds may be made parties to said Agreement by the execution of a separate signature page.



    NOW THEREFORE, by their signatures below the following Massachusetts business trusts on behalf of the following mutual funds hereby adopt the Custody Agreement dated February 1, 1993 with United Missouri Bank, N.A. and agree to be bound by all the terms and conditions contained therein.



ATTEST:                                         UNITED MISSOURI BANK, N.A.

MARY E. MALLOW                                  By ILLEG.
                                                Title: Sr. V.P.
                                                Date: 4/12/93
ATTEST:
                                                COLONIAL TRUST IV, on behalf
                                                of its COLONIAL TAX EXEMPTFUND,
                                                COLONIAL TAX EXEMPT INSURED
                                                FUND, COLONIAL TAX EXEMPT MONEY
                                                MARKET FUND and COLONIAL HIGH
                                                YIELD MUNICIPAL FUND

ILLEG.                                          By: MICHAEL H. KOONCE
                                                Title:  Assistant Secretary
                                                Date: 4/12/93

ATTEST                                          COLONIAL TRUST V, on behalf
                                                of its COLONIAL CONNECTICUT TAX
                                                EXEMPT FUND, COLONIAL
                                                MASSACHUSETTS TAX EXEMPT
                                                FUND,COLONIAL MINNESOTA TAX
                                                EXEMPT FUND, COLONIAL MICHIGAN
                                                TAX EXEMPT FUND, OHIO TAX EXEMPT
                                                FUND, COLONIAL NEW YORK TAX
                                                EXEMPT FUND and COLONIAL
                                                CALIFORNIA TAX EXEMPT FUND

ILLEG.                                          By: MICHAEL H. KOONCE
                                                Title:
                                                Date: 4/12/93


ATTEST:



ILLEG.                                          COLONIAL INVESTMENT GRADE
                                                MUNICIPAL TRUST

                                                By: MICHAEL H. KOONCE
                                                Title: Assistant Secretary
                                                Date: 4/12/93





                                                COLONIAL HIGH INCOME
MUNICIPAL                                       TRUST
ATTEST                                          By: MICHAEL H. KOONCE
                                                Title: Assistant Secretary
                                                Date: 4/12/93
ILLEG.



ATTEST                                          COLONIAL MUNICIPAL INCOME
                                                TRUST
ILLEG.                                          By: MICHAEL H. KOONCE
                                                Title: Assistant Secretary
                                                Date: 4/12/93

                                   APPENDIX A



DOMESTIC SUBCUSTODIANS:
          United Missouri Trust Company of New York
          Brown Brothers Harriman & Company (Foreign Securities Only)


SECURITIES SYSTEMS:

          Federal Book Entry

          Depository Trust Company

          Participant's Trust Company



SPECIAL SUBCUSTODIANS:

          Bank of New York (Variable Rate Securities Only)



FOREIGN SUBCUSTODIANS:



SECURITIES DEPOSITORIES AND CLEARING AGENCIES:



COLONIAL TRUST IV, on behalf of its COLONIAL SHORT TERM TAX EXEMPT FUNDP COLONIAL INTERMEDIATE TAX EXEMPT FUND, COLONIAL TAX EXEMPT FUND, COLONIAL TAX EXEMPT INSURED FUND, COLONIAL TAX EXEMPT MONEY MARKET FUND and COLONIAL HIGH YIELD MUNICIPAL FUND

By MICHAEL H. KOONCE
Title: Assistant Secretary
Date: 4/12/93





                             APPENDIX A (Continued)



TRUST V, on behalf of its FLORIDA TAX EXEMPT FUND, CONNECTICUT TAX EXEMPT FUND, MASSACHUSETTS TAX EXEMPT FUND, MINNESOTA TAX EXEMPT FUND, MICHIGAN TAX EXEMPT FUND, OHIO TAX EXEMPT FUND, NEW YORK TAX EXEMPT FUND and CALIFORNIA TAX EXEMPT FUND



By MICHAEL H. KOONCE
Title:  Assistant Secretary
Date: 4/12/93

COLONIAL INVESTMENT GRADE MUNICIPAL TRUST
By MICHAEL H. KOONCE
Title: Assistant Secretary
Date: 4/12/93


COLONIAL MUNICIPAL INCOME TRUST
By MICHAEL H. KOONCE
Title: Assistant Secretary
Date: 4/12/93

UNITED MISSOURI BANK, N.A.
By: ILLEG.
Title: Senior Vice President
Date: 4/12/93